                                   EXHIBIT 12


                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (Thousands of dollars)


Income
  Income before income taxes....................................................$214,427
                                                                                --------

  Fixed charges to be added back to income --

    Interest and debt expense................................................... 336,028
    Rentals (one-third of all rent and related costs
       charged to income).......................................................  10,912
                                                                                --------

         Total fixed charges.................................................... 346,940

Income before income taxes and fixed charges....................................$561,367
                                                                                ========
Ratio
  Number of times fixed charges covered by income
     before income taxes and fixed charges......................................    1.6
                                                                                    ===



                                      S-1